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HANCOCK FABRICS, INC.                                                EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE
(unaudited)
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(dollars in thousands, except for
  per share amounts)                                     Thirteen Weeks Ended              Twenty-six Weeks Ended
                                                       -------------------------       -----------------------------
                                                        August 1,      August 2,         August 1,         August 2,
                                                          1999           1998              1999              1998

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
Primary earnings (loss) per share

  Net earnings (loss)                                     ($759)     $       442       $        345      $      2,549
                                                    ===========      ===========       ============      ============
  Weighted average number of common shares
   outstanding during period                         18,119,391       20,298,940         18,134,410        20,456,265
                                                    ===========      ===========       ============      ============

Basic earnings (loss) per share                          ($0.04)     $      0.02       $       0.02      $       0.12
                                                    ===========      ===========       ============      ============

Diluted earnings (loss) per share
  Net earnings (loss)                                     ($759)     $       442       $        345      $      2,549
                                                    ===========      ===========       ============      ============

  Weighted average number of common shares
   outstanding during period                         18,119,391       20,298,940         18,134,410        20,456,265

   Common stock equivalents                                   0          239,977                  0           337,422

   Contigently issuable shares                                0           56,203                  0            77,722
                                                    -----------      -----------       ------------      ------------

                                                     18,119,391       20,595,120         18,134,410        20,871,409
                                                    ===========      ===========       ============      ============

Diluted earnings (loss) per share                        ($0.04)     $      0.02       $       0.02      $       0.12
                                                    ===========      ===========       ============      ============

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